Exhibit 99.2
PRECISION OPTICS CORPORATION, INC.

Form of Non-Statutory Stock Option
Granted Under Amended and Restated 1997 Incentive Plan

Stock Option granted by Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), to [NAME] (the “Optionee”) pursuant to the Company’s Amended and Restated 1997 Incentive Plan, as amended (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1. Grant of Option.

This certificate evidences the Company’s grant on [DATE] (the “Grant Date”) to the Optionee of an option to purchase, in whole or in part, on the terms herein provided, a total of [NUMBER] shares of Common Stock of the Company (the “Shares”) at $[DOLLAR AMOUNT] per Share. This option will terminate on [DATE] if not earlier exercised or terminated pursuant to the terms of this option or the Plan (the date of termination of this option, the “Final Exercise Date”). It is intended that the option evidenced by this certificate shall be a non-statutory option.

2. Exercise of Option.

This option is exercisable in full on and after the Grant Date and prior to the Final Exercise Date.

Each election to exercise this option shall be in writing, signed by the Optionee or by his or her executor or administrator or the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and received by the Company at its principal office, accompanied by this certificate, and payment in full as provided in the Plan. The purchase price may be paid by delivery of (i) cash, certified check, or cashier’s check, personal check, or money order payable to the order of the Company, (ii) common stock of the Company duly owned by the Optionee and for which the Optionee has good title, free of liens and encumbrances, having a fair market value on the business day immediately preceding the date of exercise equal to the purchase price (and which, in the case of stock acquired from the Company, has been held by the Optionee for at least six months) or (iii) by delivery of a combination of the foregoing, subject to the provisions of Section 6.b of the Plan. Where Shares issued upon exercise of this option are part of an original issue of shares of Common Stock of the Company, the exercise price therefor shall be paid other than by personal check to the extent of at least the par value of such Shares. In the event that this option is exercised by the Optionee’s Legal Representative, the Company shall be under no obligation to deliver Shares hereunder unless and until the Company is satisfied as to the authority of the person or persons exercising this option.

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3. Termination of Employment or Service.

In the event that the Optionee’s employment with or service to the Company terminates for any reason other than death, this option shall continue to be exercisable in full on and after the Grant Date and prior to the Final Exercise Date in accordance with the terms contained herein. In the event of the Optionee’s death, the executor, administrator or other representative of the Optionee’s estate shall have the right for a period of 90 days following the Optionee’s death to exercise this option to the extent it was exercisable immediately prior to death. At the end of such 90 day period, this option shall terminate.

4. Application of Stock Transfer Agreement.

If at the time this option is exercised the Company is a party to any agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Board).

5. Withholding.

No Shares will be transferred pursuant to the exercise of this option unless and until the person exercising this option remits to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or makes other arrangements satisfactory to the Company with regard to such taxes.

6. Nontransferability of Option.

This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

7. Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Optionee with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

PRECISION OPTICS CORPORATION, INC.

By:_________________________
               [NAME]
               [TITLE]

Dated:______________

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